                                                                   EXHIBIT 99.4


                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
AuctionRover.Com, Inc. (a Development Stage Company)


     We have audited the accompanying balance sheet of AuctionRover.com, Inc. (a development stage company) as of December 31, 1999 and the related statement of operations, stockholders' equity, and cash flows for the period June 9, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AuctionRover.com, Inc. (a development stage company) at December 31, 1999, and the results of its operations and its cash flows for the period June 9, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                             /s/ Ernst & Young LLP



Los Angeles, California
February 26, 2000

                             AUCTIONROVER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                     ASSETS

                                                               DECEMBER 31,
                                                                   1999
                                                               ------------

 CURRENT ASSETS:
    Cash...................................................    $ 1,653,000
    Prepaid expenses.......................................         21,000
    Other current assets...................................         26,000
                                                               -----------
  Total current assets.....................................      1,700,000
  Property and equipment, net..............................        739,000
  Other assets.............................................        217,000
                                                               -----------
  Total assets.............................................    $ 2,656,000
                                                               ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES:
    Accounts payable.......................................    $   122,000
    Accrued expenses.......................................        114,000
    Current portion of capital lease obligations...........         22,000
                                                               -----------
  Total current liabilities................................        258,000
  Long-term capital lease obligations......................         40,000
  STOCKHOLDERS' EQUITY:
    Series A Convertible Preferred Stock; $0.001 par
       value, 25,000,000 shares authorized; 5,900,000
       shares issued and outstanding; liquidation
       preference of $3,000,000 ...........................      2,380,000
    Common Stock, no par value, 75,000,000 shares
       authorized; 14,200,000 shares issued and
       outstanding.........................................      1,712,000
    Warrants for common stock..............................        753,000
    Deferred compensation..................................       (926,000)
    Accumulated deficit during the development stage.......     (1,561,000)
                                                               -----------
  Total stockholders' equity...............................      2,358,000
                                                               -----------
  Total liabilities and stockholders' equity...............    $ 2,656,000
                                                               ===========


See accompanying notes.

                             AUCTIONROVER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                                    PERIOD FROM
                                                   JUNE 9, 1999
                                                (DATE OF INCEPTION)
                                                      THROUGH
                                                 DECEMBER 31, 1999
                                                --------------------
         Operating expenses:
           Marketing and sales...............       $  701,000
           General and administrative........          292,000
           Product development...............          525,000
           Amortization of deferred
              compensation ..................           76,000
                                                    ----------

                                                     1,594,000
         Loss from operations................       (1,594,000)
         Other income (expense):
           Interest income...................           36,000
           Interest expense..................           (3,000)
                                                    ----------
         Net loss............................       $(1,561,000)
                                                    ===========


See accompanying notes.

                             AUCTIONROVER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY
     PERIOD FROM JUNE 9, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999

                                  SERIES A                                                              ACCUMULATED
                               PREFERRED STOCK           COMMON STOCK         WARRANTS                 DEFICIT DURING    TOTAL
                            ----------------------  -----------------------  FOR COMMON     DEFERRED     DEVELOPMENT  STOCKHOLDERS'
                              SHARES      AMOUNT      SHARES       AMOUNT      STOCK      COMPENSATION      STAGE       EQUITY
                            ----------  ----------  ----------   ----------  ----------   -------------  ----------    ------------

Issuance of Common Stock..                          14,200,000   $  710,000                                            $   710,000
Issuance of Series A
  Convertible Preferred
  Stock, net of $31,000
  of issuance costs.....    5,900,000  $2,380,000                                                                        2,380,000
Issuance of warrants.....                                                     $ 753,000                                    753,000
Stock option compensation.                                        1,002,000               $(1,002,000)                         --
Amortization of deferred
  compensation............                                                                     76,000                       76,000
Net loss..................                                                                               $(1,561,000)   (1,561,000)
                            --------   ----------   ----------   ----------   ---------   -----------    -----------   -----------
BALANCE AT DECEMBER 31,
  1999....................  5,900,000  $2,380,000   14,200,000   $1,712,000   $ 753,000   $  (926,000)   $(1,561,000)  $ 2,358,000
                            =========  ==========   ==========   ==========   =========   ===========    ===========   ===========


See accompanying notes.

                             AUCTIONROVER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                            PERIOD FROM
                                                           JUNE 9, 1999
                                                        (DATE OF INCEPTION)
                                                              THROUGH
                                                         DECEMBER 31, 1999
                                                         ------------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss.....................................        $(1,561,000)
       Adjustments to reconcile net loss to net cash
          used in operating activities:
          Depreciation and amortization.............            40,000
          Amortization of deferred compensation.....            76,000
          Changes in operating assets and liabilities:
            Prepaid expenses........................           (21,000)
            Other current assets....................           (26,000)
            Accounts payable........................           122,000
            Accrued expenses........................           114,000
                                                            ----------
       Net cash used in operating activities........        (1,256,000)
                                                            ----------
     CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures for property and equipment        (707,000)
       Other assets.................................           (54,000)
                                                            ----------
       Net cash used in investing activities........          (761,000)
                                                            ----------
     CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from the issuance of Common Stock...           710,000
       Net proceeds from the issuance of
         Preferred Stock ...........................         2,969,000
       Payments under capital leases................            (9,000)
                                                            ----------
       Net cash provided by financing activities....         3,670,000
                                                            ----------
     Net increase in cash...........................         1,653,000
     Cash at beginning of period....................                --
                                                            ----------
     Cash at end of period..........................        $1,653,000
                                                            ==========
     Supplemental disclosures:
          Interest paid.............................        $    3,000
     Non-cash Investing and Financing Activities:
          Property acquired through capital lease
            obligations ............................        $   72,000
          Issuance of warrants for Common Stock.....        $  753,000

See accompanying notes.

                             AUCTIONROVER.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS

1. THE COMPANY AND BASIS OF PRESENTATION

     AuctionRover.com, Inc. (the Company) was incorporated in June 1999, in the state of North Carolina, and officially launched its Web site on October 4, 1999. The Company has created and operates a one-stop resource for online auctions.

     The Company plans to earn revenue from listing fees for inclusion in the search engine, fees for preferred placement and sponsorships on its Web site, banner advertising on its Web site and transaction fees for referrals from items listed in its search results. No revenues have been earned through December 31, 1999. To date the Company has devoted the majority of its efforts to product development activities and the raising of capital and has recorded no revenue. As such, the Company is considered to be in the development stage at December 31, 1999.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Property and equipment under capital leases and leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

Depreciation periods for property and equipment are as follows:

           Furniture and fixtures........................    3 to 7 years
           Computer hardware.............................    3 years
           Computer software.............................    3 years

PRODUCT DEVELOPMENT

     Product development expenses consist of costs incurred by the Company to develop, enhance, manage, monitor and operate its Internet site. Product development expenses include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality of the service. Product development costs have been expensed as incurred in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, which are comprised of cash in demand deposit accounts, deposits, and accounts payable are carried at cost which approximates their fair market value at the reporting date.

LONG-LIVED ASSETS

     The Company evaluates the recoverability of its property and equipment and other assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," (SFAS No. 121). The Company assesses the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. To date, no such impairment has been indicated.

MARKETING AND SALES EXPENSES

     Marketing and sales expenses consist of costs, including salaries and benefits, of all personnel involved in the marketing and sales effort. Marketing and sales expenses also include costs of advertising, trade shows and certain indirect costs.

ADVERTISING COSTS

     The cost of advertising the services and products offered by the Company are expensed as incurred. Advertising expense for the period from June 9, 1999 (date of inception) through December 31, 1999 amounted to $374,000.

INCOME TAXES

     Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary.

STOCK-BASED COMPENSATION

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123.

COMPREHENSIVE INCOME (LOSS)

     The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the Company to display an amount representing comprehensive income for the year in a financial statement which is displayed with the same prominence as other financial statements. The Company had no items of comprehensive income (loss) during the reporting period.

SEGMENT AND GEOGRAPHIC INFORMATION

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement requires companies to report information about operating segments in annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. Management has determined that the Company does not have any separately reportable operating segments as of the reporting date.

     The Company operates in one principal business segment across domestic and international markets. Substantially all of the operating results and identifiable asset are in the United States.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                     Furniture and fixtures..............   $  89,000
                     Computer hardware...................     682,000
                     Computer software...................       8,000
                                                            ---------
                     Total costs.........................     779,000
                     Less accumulated depreciation.......     (40,000)
                                                            ---------
                                                            $ 739,000
                                                            =========

     The Company leases certain equipment under capital lease agreements. The cost and accumulated amortization of equipment under capital leases at December 31, 1999 was approximately $72,000 and $11,000, respectively.

4. OTHER ASSETS

     Other assets is comprised of the following:

                       Deposits......................    $  53,000
                       Deferred Financing cost.......      164,000
                                                         ---------
                                                         $ 217,000
                                                         =========

5. INCOME TAXES

     The components of the deferred tax assets and related valuation allowance at December 31, 1999, as are follows:

                 Net operating loss carryforwards....    $  568,000
                                                         ----------
                 Deferred tax assets.................       568,000
                 Valuation allowance.................      (568,000)
                                                         ----------
                                                         $       --
                                                         ==========

     Due to the uncertainty surrounding the timing of realizing the benefits of its deferred tax assets in future tax returns, the Company has recorded a valuation allowance against its deferred tax assets.

     The Company has net operating loss carryforwards for federal and state tax purposes of $1,385,000 expiring in the year 2019 for federal and 2014 for state. The net operating losses can be carried forward to offset future taxable income. Utilization of the above carryforwards will be subject to utilization limitations, which may inhibit the Company's ability to use carryforwards in the future.

6. CAPITAL STOCK

     The Company's articles of incorporation authorized 75,000,000 shares of Common Stock with no par value, of which 3,500,000 shares were reserved for issuance under stock option plans. In September 1999, the Company authorized 25,000,000 shares of Preferred Stock, $0.001 par value, of which 5,900,000 were designated as Series A Convertible Preferred Stock (the Series A Preferred). Upon the closing of the Series A Preferred, 5,900,000 shares of Common Stock were reserved for issuance under conversion of the Series A Preferred, and 1,966,568 shares of Common Stock were reserved for issuance upon exercise of a warrant. In October 1999, an additional 885,000 shares of Common Stock were reserved for issuance under stock option plans.

     In June 1999, the Company issued 14,000,000 shares of its Common Stock to the Company's founders for $700,000 and 200,000 shares of its Common Stock to an investor for $10,000.

     In September and October 1999, the Company sold 5,900,000 shares of Series A Preferred in exchange for $2,969,000, net of issuance costs of $31,000, and issued a warrant, which expires in 2004, for the purchase of 1,966,568 shares of Common Stock with an exercise price of $0.51 per share. The fair value of the warrants, based on the Black-Scholes option pricing model, of $589,000 was recorded as a reduction to Preferred Stock and an addition to warrants for common stock.

6. CAPITAL STOCK (CONTINUED)

     In December 1999, the Company issued a warrant in conjunction with the execution of its equipment financing facility, which expires in 2006, for the purchase of 125,000 shares of Common Stock with an exercise price of $0.51. The fair value of the warrants, based on the Black-Scholes option pricing model, of $164,000 was recorded as an addition to warrants for common stock and as deferred financing costs to be amortized over the term of the equipment financing facility.

RIGHTS, PREFERENCES AND TERMS OF CAPITAL STOCK

     The following is a summary of the rights, preferences, and terms of the Company's outstanding series of Common and Preferred stock.

Dividends

     The holders of the Series A Preferred Stock are entitled to receive noncumulative dividends when and if declared by the Board of Directors. These dividends are in preference to any declaration or payment of any dividend on the Common Stock of the Company. As of December 31, 1999, no dividends have been declared.

Liquidity

     In the event of any liquidation, the holders of the Series A Preferred stock have a liquidation preference over the holders of Common Stock equal to the original issuance price of $0.51 per share, plus any declared and unpaid dividends. In the event the Company is liquidated to yield a return in excess of seven times the Series A Preferred investment, then the holders of Series A Preferred will not receive any preference payments. The remaining assets will be distributed to the Common and Preferred stockholders on an as-if-converted basis.

Voting

     The holders of a share of Series A Preferred have a right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of Series A Preferred.

Conversion

     Subject to certain anti-dilution provisions, each share of Series A Preferred Stock is convertible at the option of the holder, into the same number of shares of Common Stock. The Series A Preferred stock will be automatically converted into Common Stock in the event of an affirmative election of the holders of at least a majority of the outstanding shares of preferred stock, voting as a class, or a public offering that values the Company at a minimum of $50,000,000 with gross proceeds of at least $10,000,000.

Preemptive Rights

     The conversion price of the Series A Preferred is subject to adjustment to prevent dilution, on a weighted average basis, in the event that the Company issues additional shares of Common Stock or Common Stock equivalents at a purchase price less than the applicable conversion price.

7. STOCK OPTIONS

     The Company has two option plans which provide for the granting of options for the purchase of up to 4,385,000 shares of the Company's Common Stock. Under the terms of the plans, options may be granted to employees, nonemployee directors or consultants at prices not less than the fair value at the date of grant. Options granted to nonemployees are recorded at the value of negotiated services received. Options to employees vest evenly over four years, on the anniversary of the date of grant.

     Information relating to the outstanding stock options is as follows:

            Outstanding at inception........................           --
              Granted.......................................    3,579,500
              Canceled......................................     (310,000)
                                                                ---------
            Outstanding at December 31, 1999................    3,269,500
                                                                =========
7. STOCK OPTIONS (CONTINUED)

     The following table summarizes information regarding options outstanding. No options were exercisable at December 31, 1999.

                                                  OUTSTANDING
                                               WEIGHTED AVERAGE
                                                   REMAINING      WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES    NUMBER OF SHARES  CONTRACTUAL LIFE    EXERCISE PRICE
------------------------    ----------------  ------------------  ----------------
$0.20-- $0.50..........        3,269,500            9.55              $ 0.28

     Options available for future grant totaled 1,115,500 at December 31, 1999.

     The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                      Risk free interest rate........      5%
                      Expected lives (in years)......      4
                      Dividend yield.................     --
                      Expected volatility............     80%

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. Under SFAS No. 123, the Company would have incurred an additional compensation expense of $72,000 for the period June 9, 1999 (date of inception) through December 31, 1999.

                      Net loss, as reported......    $(1,561,000)
                      Pro forma net loss.........    $(1,633,000)

     Applying SFAS No. 123 in the pro forma disclosure may not be representative of the effects on pro forma net income (loss) for future years as options vest over several years and additional awards will likely be made each year.

DEFERRED STOCK OPTION COMPENSATION

     The excess of the deemed fair value of the Company's Common Stock over the exercise price of options granted during the period June 9, 1999 (date of inception) through December 31, 1999 at the date of grant, adjusted for the return of unvested options resulting from employee terminations, amounted to an aggregate of $1,002,000. The deemed fair value of the Common Stock was determined by the Company based on the selling price of the sale of Series A Preferred considering the relative rights and privileges of each security, the stages of development of the Company's business and the inherent risks and perceived future potential of the Company at the time of grant or issuance. The typical vesting period of the options is 25% annually over the following four years. The amortization of deferred compensation is charged to operations on a graded methodology basis over the vesting period of the options. During the period June 9, 1999 (date of inception) through December 31, 1999, deferred compensation amortization of $76,000 was recorded. At December 31, 1999 deferred compensation of $926,000 was reflected as a reduction of stockholders' equity. The deferred compensation amortization relates only to stock options awarded to employees; the salaries and related benefits of these employees are included in the applicable cost of revenue or operating expense line item.

8. COMMITMENTS AND CONTINGENCIES

LEASES

     The Company has entered into operating and capital leases for certain office space and equipment which contain certain renewal options. Capital lease obligations for equipment represent the present value of future lease payments under the agreements. The Company has options to purchase the leased assets at the end of the lease terms.

     At December 31, 1999, future minimum lease payments under all noncancellable leases were as follows:

                                                CAPITAL LEASES  OPERATING LEASES
                                                --------------  ----------------

 2000..........................................      $ 27,000         $187,000
 2001..........................................        27,000          153,000
 2002..........................................        16,000           42,000
 2003..........................................         1,000               --
                                                     --------         --------
 Total minimum lease payments..................        71,000         $382,000
                                                                      ========
 Less amount representing interest.............         9,000
                                                     --------
 Present value of minimum lease payments.......        62,000
 Less current portion of capital lease
   obligations.................................        22,000
                                                     --------
 Long-term capital lease obligations...........      $ 40,000
                                                     ========

     Rent expense was $42,000 during the period June 9, 1999 (date of inception) through December 31, 1999.

     In January 2000, the Company entered into a lease agreement for additional office space for a period of five years with a monthly rental of approximately $23,000.

EQUIPMENT FINANCING ARRANGEMENT

     At December 31, 1999, the Company had a line of credit arrangement with a bank that provides for a capital equipment financing facility of up to a maximum of $1,000,000, of which $750,000 was available at December 31, 1999. Under the line of credit, the Company was required to comply with certain covenants. The Company was in compliance with all such covenants as of December 31, 1999. As of December 31, 1999, there were no borrowings outstanding under this agreement. The line of credit expires on December 31, 2000.

LEGAL

     The Company is involved in certain legal proceedings as part of its normal course of business. Management does not believe that the ultimate resolution of these matters will have a material impact on the Company's results of operations or financial position.

9. 401(K) PLAN

     The Company has a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the Savings Plan, participating employees may defer a portion of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees on the payroll of the Company age 21 years or older are eligible to participate in the 401(k) Plan. The Company matches employee contributions 50%, up to a maximum of 3% of compensation. For the period June 9, 1999 (date of inception) through December 31, 1999 the Company expensed $6,000 in matching contributions.

10. RELATED PARTY TRANSACTIONS

     During the period June 9, 1999 (date of inception) to December 31, 1999, the Company paid legal fees of approximately $73,000 to a law firm in which a holder of Common Stock is a partner. Management believes the amount paid for the services received are representative of the fair market value of those services.

11. EVENT SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT (UNAUDITED)

     On March 8, 2000, the Company entered into an agreement with GoTo.com, Inc.
(GoTo) whereby GoTo will acquire all outstanding shares of capital stock and assume all of the outstanding options of the Company for 3.47 million shares of GoTo common stock. The transaction is expected to close by April 2000.